Exhibit 10.42

AMENDMENT #1
TO THE
MASTER AGREEMENT FOR CLINICAL TRIALS MANAGEMENT SERVICES

This Amendment #1 (“Amendment”), effective as of the 20th day of November, 2020, (the “Amendment Effective Date”), by and between Pharmaceutical Research Associates, Inc., together with its Affiliates, with offices at 4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612, USA (hereinafter referred to as “PRA”) and Biosight Ltd., with offices at 1 Hayarden St., Airport City, P.O.B 1083 Lod 7019802, Israel (hereinafter referred to as “Sponsor”), both hereinafter referred as “Parties”.

W I T N E S S E T H:

WHEREAS, under the terms of a certain Master Agreement for Clinical Trials Management Services, entered into on May 3, 2018 and effective as of November 20, 2017, (hereinafter the “Agreement”) by and between the Parties, Sponsor agreed to retain PRA and PRA agreed to be retained by Sponsor, to perform the Services as more particularly described in the Agreement; and

WHEREAS, the Parties hereto have entered into certain additional agreements with respect to modification of the Agreement, and which they desire to memorialize in this Amendment.

NOW THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions set forth herein, the Parties hereto agree as follows:

1. Section 4.1 of the Agreement is hereby amended to read in its entirety as follows:

“4.1	Term

Unless earlier terminated, this Agreement will commence on the Effective Date, and shall continue until November 20, 2021. In the event of an expiration or termination of this Agreement, any outstanding Task Order will continue until completion of the Services described in such Task Order or appropriate termination of the Task Order.”

2.	Miscellaneous

a.	Full Force and Effect. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect as provided therein.

b.	Entire Agreement of the Parties. This Amendment and the Agreement, constitutes the complete, final, and exclusive understanding and agreement of the Parties hereto, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

c.	Counterparts. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be a legally-binding original and all such counterparts shall together constitute one and the same instrument, binding on all Parties, notwithstanding that each of the Parties may have signed different counterparts. The Parties agree that delivery of an executed counterpart signature hereof by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their authorized representatives as of the first date set forth above.

ACCEPTED AND AGREED:

Biosight Ltd.		Pharmaceutical Research Associates, Inc.

By:	/s/ Ruth Ben Yakar	By:	/s/ Wolfgang Michael
	Signature		Signature

Name:	Ruth Ben Yakar	Name:	Wolfgang Michael
	Please Print Name		Please Print Name

Title:	CEO __________________________	Title:	VP Operations Finance _____________

Date:	July 22, 2021 ___________________	Date:	July 22, 2021 ________________